UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 14, 2013
PPG INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-1687	25-0730780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One PPG Place, Pittsburgh, Pennsylvania		15272
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(412) 434-3131

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

PPG Industries, Inc. (“PPG”) is currently in discussions with Essilor International (“Essilor”) relating to the future of PPG's and Essilor's joint venture, Transitions Optical, a leading provider of photochromic lenses to optical manufacturers worldwide and a consolidated subsidiary of PPG. PPG is the majority shareholder in Transitions Optical, which was formed in 1990, holding a 51 percent interest in the joint venture companies. Essilor holds the remaining 49 percent interest and is also the largest customer of Transitions Optical. Transitions Optical accounted for a substantial portion of the sales and earnings of PPG's Optical and Specialty Materials reportable segment in 2012. PPG and Essilor have worked together as business partners for more than 22 years in connection with Transitions Optical. PPG believes that both PPG and Essilor have been important contributors to the success that the Transitions Optical business has achieved.

PPG cannot predict the outcome of the discussions with Essilor with respect to the future of Transitions Optical; however, PPG believes that possible outcomes may include (1) a modification of the current joint venture structure, (2) a sale of all or a portion of PPG's interests in Transitions Optical to Essilor, or (3) a sale of all or a portion of Essilor's interests in Transitions Optical to PPG. These outcomes may result from a negotiated transaction or from the exercise of contractual rights that exist between the parties. Under certain circumstances, which PPG does not believe have yet occurred, either PPG or Essilor may have the right to specify a price at which the other party could elect to sell its interests or buy the first party's interests in one or more of the Transitions Optical joint venture companies.

PPG also cannot predict the timing of the completion of its discussions with Essilor but expects that these discussions are likely to continue over the next several months. There is also no assurance that the parties' discussions will result in any of the possible outcomes set forth above. While the discussions between PPG and Essilor continue, Transitions Optical intends to continue to operate its business without interruption or change in customer service. As previously announced, Transitions Optical is on schedule in expanding its new technology platforms through major new product introductions globally.

On January 14, 2013, PPG issued the press release attached hereto as Exhibit 99.

Forward-Looking Statements

This Current Report on Form 8-K contains certain statements about PPG Industries, Inc., that are “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These matters involve risks and uncertainties as discussed in PPG's periodic reports on Form 10-K and Form 10-Q and its current reports on Form 8-K filed from time to time with the Securities and Exchange Commission.

The forward-looking statements contained in this report include statements about PPG and Essilor's continuing discussions about the future of Transitions Optical, a possible transaction between PPG and Essilor, if any, the outcome and timing of the discussions between PPG and Essilor, the ongoing operations of Transitions Optical while these discussions continue, and all other statements in this press release that are not historical facts. Without limitation, any statements preceded or followed by or that include the words “targets,” “plans,” “believes,” “expects,” “intends,” “will,” “likely,” “may,” “anticipates,” “estimates,” “projects,” “should,” “would,” “could,” “positioned,” “strategy,” “future,” or words, phrases or terms of similar substance or the negative thereof, are forward-looking statements.

These statements are based on the current expectations of the management of PPG and are subject to uncertainty and to changes in circumstances and involve risks and uncertainties, including the uncertain outcome and timing of the discussions between PPG and Essilor, that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. In addition, these statements are based on a number of assumptions that are subject to change. However, it is not possible to predict or identify all such factors. Consequently, while the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements.

Forward-looking statements included herein are made as of the date hereof, and PPG undertakes no obligation to update publicly such statements to reflect subsequent events or circumstances.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99	Press release of PPG Industries, Inc. dated January 14, 2013.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPG INDUSTRIES, INC.
(Registrant)

Date: January 14, 2013	By:	/s/ Charles E. Bunch
Charles E. Bunch
Chairman and Chief Executive Officer